EXHIBIT 21
The Interpublic Group of Companies, Inc.
Our principal subsidiaries as of December 31, 2012, are listed below. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary under Rule 1-02(w) of Regulation S-X.

Company Name	State (U.S.)
Campbell Mithun, Inc.	Delaware
Campbell-Ewald Company	Delaware
Carmichael Lynch, Inc.	Minnesota
Chase Design Holdings, LLC	Delaware
CMGRP, Inc.	New York
Dailey & Associates	California
Deutsch, Inc.	New York
Draftfcb, Inc.	Delaware
Geomentum, Inc.	Delaware
Golin/Harris International, Inc.	Virginia
Hill Holliday, LLC	Delaware
Jack Morton Worldwide, Inc.	Delaware
Lowe & Partners Worldwide, Inc.	Delaware
McCann Relationship Marketing, Inc.	New York
McCann-Erickson USA, Inc.	Delaware
McCann-Erickson Worldwide, Inc.	Delaware
Mediabrands Worldwide, Inc.	California
Momentum-NA, Inc.	Colorado
Mullen Communications, Inc.	Massachusetts
Octagon, Inc.	District Of Columbia
Orion Trading Worldwide, LLC	New York
PMK-BNC, Inc.	California
R/GA Media Group, Inc.	Delaware
The Hacker Group, Inc.	Delaware
The Interpublic Group of Companies, Inc.	Delaware
The Martin Agency, Inc.	Virginia
True North Holdings (Asia Pacific), Inc.	Delaware
True North Holdings (Europe), Inc.	Delaware
True North Holdings (Latin America), Inc.	Delaware
Universal McCann Worldwide, Inc.	Delaware

Company Name	Country
Initiative Media Australia Pty Ltd	Australia
McCann Worldgroup Pty Limited	Australia
Mediabrands Australia Pty Ltd	Australia
Mediabrands Belgium S.A.	Belgium
Borghi Lowe Propaganda e Marketing Ltda	Brazil
Giovanni+Draftfcb Ltda.	Brazil
McCann-Erickson Publicidade Ltda	Brazil
Weber Shandwick Ltda.	Brazil
DraftWorldwide Quebec Inc.	Canada
The Interpublic Group of Companies Canada, Inc.	Canada
MacLaren McCann Canada Inc.	Canada
McCann-Erickson Guangming Ltd.	China
Mediabrands (Shanghai) Co., Ltd.	China
IPG Mediabrands S.A.	Colombia
Universal McCann Servicos de Medios Ltda - Colombia BRANCH	Colombia
GIS France G.I.E.	France
IPG France Holdings S.A.	France
McCann-Erickson France SAS	France
Mediabrands S.A.S.	France

Company Name	Country
Creative Media Services GmbH	Germany
Draftfcb Holding Deutschland GmbH	Germany
McCann-Erickson Deutschland GmbH & Co Management Property KG	Germany
Universal McCann GmbH	Germany
IPG Mediabrands (HK) Limited	Hong Kong
Associated Corporate Consultants (India) Pvt Limited	India
Draftfcb-Ulka Advertising Private Limited	India
Lintas India Private Limited	India
McCann Erickson Ltd	Israel
McCann Erickson Italia S.r.l.	Italy
Universal-McCann S.r.l.	Italy
McCann Erickson Japan Inc	Japan
IPG Mediabrands Sdn Bhd	Malaysia
Advertisement And Communication Services (Mauritius) Limited	Mauritius
IPG Media Brands Communications S.A. de C.V.	Mexico
McCann Erickson de Mexico; S.A. de C.V.	Mexico
Mediabrands Netherlands B.V.	Netherlands
Universal Media B.V.	Netherlands
Foote Cone & Belding Limited	New Zealand
Initiative Universal Media AS	Norway
Mediafront AS	Norway
Brand Connection, Actividades Publicitarias, Lda.	Portugal
Megameios - Publicidade E Meios, A.C.E.	Portugal
B.V. McCann-Erickson S.R.L.	Romania
Moubadara For Publishing and Distribution	Saudi Arabia
Draftfcb South Africa (Pty) Ltd	South Africa
Iniciativas de Medios, S.A.	Spain
McCann Erickson S.A.	Spain
Universal McCann, S.A.	Spain
IPG Advertising (Thailand) Limited	Thailand
Universal / McCann-Media Planlama ve Dagitim A.S.	Turkey
Brand Connection (Branch of Frontline Marketing LLC) BRANCH	United Arab Emirates
Universal Media Seven FZ-LLC	United Arab Emirates
CMGRP UK Limited	United Kingdom
Complete Medical Group Worldwide Limited	United Kingdom
DLKW Lowe Limited	United Kingdom
Double Helix Bio-Technology Development Limited	United Kingdom
Draftfcb London Limited	United Kingdom
ICC Lowe Limited	United Kingdom
Interpublic Limited	United Kingdom
IPG Holdings (UK) Limited	United Kingdom
Jack Morton Worldwide Limited	United Kingdom
McCann Manchester Limited	United Kingdom
McCann-Erickson Advertising Limited	United Kingdom
McCann-Erickson Central Limited	United Kingdom
Mediabrands Limited	United Kingdom
Rapport Outdoor Limited	United Kingdom